Exhibit 99.1

Kaiser Aluminum Corporation Reports
Second Quarter and First Half 2012 Financial Results

Second Quarter 2012 Results:

•	Net Sales $345 Million; Value Added Revenue $185 Million, up 16%

•	Operating Income $40 Million; Adjusted EBITDA $46 Million, up 51%

•	Net Income $21 Million; Adjusted Net Income $20 Million, up 70%

•	Diluted EPS $1.09; Adjusted EPS $1.06, up 68%

Record First Half 2012 Results: Value Added Revenue, Adjusted EBITDA and EBITDA Margin, Adjusted Net Income, and Adjusted EPS

FOOTHILL RANCH, Calif., July 25, 2012 - Kaiser Aluminum Corporation (NASDAQ:KALU) today reported net income of $21 million or $1.09 earnings per diluted share for the second quarter 2012 compared to $4 million, or $0.21 earnings per diluted share for the second quarter 2011. Excluding the impact of non-run-rate items, adjusted net income was $20 million or $1.06 per diluted share for the second quarter 2012, reflecting a significant improvement from adjusted net income of $12 million or $0.63 per diluted share in the second quarter 2011. For the first six months of 2012, net income and earnings per diluted share were $48 million and $2.48, respectively, compared to $15 million and $0.78, respectively, in the prior year period. Record first half 2012 adjusted net income of $41 million and adjusted earnings per share of $2.16 reflected a 108% improvement over the prior year period.

Value added revenue of $185 million for the second quarter 2012 was up 16% over the prior year period. For the first six months of 2012, value added revenue was a record $380 million, up 20% from the comparable 2011 period, reflecting strong year-over-year aerospace demand growth and an improved pricing environment.
Adjusted consolidated EBITDA was $46 million compared to $30 million for the prior year period. Record first half 2012 adjusted consolidated EBITDA of $90 million was up 69% from the prior year period. Adjusted EBITDA margin on first half 2012 value added revenue was 24% compared to 17% for the first half of 2011, driven by higher volume, improved pricing and greater operating leverage from capacity and efficiency improvements.

Summary

“We are very pleased with our second quarter results which, combined with our first quarter results, produced record value added revenue and earnings for the first half of 2012. These results reflect higher volume driven by strong aerospace and automotive demand, improved pricing and greater overall operating leverage. Solid execution, especially at our Trentwood facility that is undergoing a Phase 4 heat treat plate expansion, also contributed to the record results,” said Jack A. Hockema, President, CEO and Chairman. “Overall, we continue to realize benefits from the growth initiatives and investments we have made to increase capacity, improve efficiency and quality, and expand our product offering, and our record first half 2012 and last twelve months results demonstrate significant progress toward achieving the long-term potential of our platform.”

“As we look forward, we believe we are well positioned and have the financial flexibility to support future capacity expansion initiatives as needed to keep pace with expected demand growth for aerospace and automotive applications,” added Mr. Hockema.

Second Quarter and First Six Months 2012 Consolidated Results
(Non GAAP, Unaudited)*
($mm, except shipments, realized price and per share amounts)

	Quarter			Six Months Ended
	2Q12	1Q12	2Q11	2012	2011

Shipments (MM lbs)	147	157	145	304	289

Net Sales	$345	$365	$339	$711	$661
Hedged Cost of Alloyed Metal	$160	$171	$179	$330	$345
Value Added Revenue[1]	$185	$195	$160	$380	$316

Realized Price ($/lb)
Hedged Cost of Alloyed Metal	$1.08	$1.09	$1.23	$1.09	$1.20
Value Added Revenue	$1.26	$1.24	$1.10	$1.25	$1.09
Total	$2.34	$2.33	$2.33	$2.34	$2.29

Adjusted[2]
Operating Income	$39	$38	$24	$77	$41
EBITDA	$46	$44	$30	$90	$53
Net Income	$20	$21	$12	$41	$20
EPS, Diluted	$1.06	$1.09	$0.63	$2.16	$1.04

As Reported
Operating Income	$40	$46	$15	$86	$35
Net Income	$21	$27	$4	$48	$15
EPS, Diluted	$1.09	$1.38	$0.21	$2.48	$0.78

1 Value added revenue = Net sales less hedged cost of alloyed metal
2 Adjusted numbers exclude non-run-rate items
*Please refer to GAAP financial statements

Consolidated operating income excluding the impact of non-run-rate items was $39 million for the second quarter 2012, up $15 million from the prior year quarter. For the first six months of 2012, consolidated operating income excluding the impact of non-run-rate items was $77 million, up 90% from $41 million for the prior year period, reflecting higher value added revenue driven by stronger demand across end market applications, solid execution and throughput, an improved pricing environment and the benefit of increased capacity and efficiency improvements.

Cash flow from operations remained strong, with adjusted consolidated EBITDA funding cash requirements for operations and internal growth. During the quarter the Company issued $225 million of 8.25% Senior Notes due in June 2020, providing greater flexibility to support future growth through organic investments and potential value-creating acquisitions. As of June 30, 2012, the Company had cash on hand of approximately $318 million and no borrowings under its Revolving Credit Facility.

Outlook

“We continue to be optimistic regarding the outlook for our aerospace and automotive applications. We anticipate fully utilizing our Phase 4 heat treat plate capacity expansion at our Trentwood facility when it comes on line in 2013, and we continue to evaluate opportunities for further expansion and growth. Our outlook for the automotive end market also remains strong as we continue to see significant year-over-year growth driven by higher build rates and increasing aluminum extrusion content. The outlook for our general engineering applications, however, remains tempered as a sustainable recovery in the general industrial economy continues to be challenged by U.S. and global economic uncertainty,” said Mr. Hockema.

“Looking ahead, although we expect normal seasonal weakness across end market applications in the second half of 2012, we anticipate that our value added revenue will be up 10% to 15% from the second half results of 2011, reflecting strong aerospace and automotive demand. In addition, we expect the adjusted EBITDA margin on value added revenue will be significantly higher than the second half 2011, reflecting higher volume, improved pricing and greater overall operating leverage,” concluded Mr. Hockema.

Conference Call

Kaiser Aluminum Corporation will host a conference call on July 26, 2012, at 10:00am (Pacific Time); 12:00pm (Central Time); 1:00pm (Eastern Time), to discuss second quarter and first half 2012 results. To participate, the conference call can be directly accessed from the U.S. and Canada at (800) 575-5790, and accessed internationally at (719) 457-2631. A link to the simultaneous webcast can be accessed on the Company's website at http://investors.kaiseraluminum.com/events.cfm. A copy of a presentation will be available for download prior to the call and an audio archive will be available on the Company's website following the call.

Company Description

Kaiser Aluminum Corporation, headquartered in Foothill Ranch, Calif., is a leading producer of semi-fabricated specialty aluminum products, serving customers worldwide with highly-engineered solutions for aerospace and high-strength, general engineering, and custom automotive and industrial applications. The Company's North American facilities produce value-added sheet, plate, extrusions, rod, bar, tube and wire products, adhering to traditions of quality, innovation and service that have been key components of the culture since the Company was founded in 1946. The Company's stock is included in the Russell 2000® index and the S&P Small Cap 600® index.

Available Information

For more information, please visit the Company's website at www.kaiseraluminum.com. The website includes a section for investor relations under which the Company provides notifications of news or announcements regarding its financial performance, including Securities and Exchange Commission (SEC) filings, investor events, and earnings and other press releases. In addition, all Company filings submitted to the SEC are available through a link to the section of the SEC's website at www.sec.gov which includes: Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and Proxy Statements for the Company's annual stockholders'

meetings and other information statements as filed with the SEC. In addition, the Company provides a webcast of its quarterly earnings calls and certain events in which management participates or hosts with members of the investment community.

Non-GAAP Financial Measures

This earnings release contains certain non-GAAP financial measures. A “non-GAAP financial measure” is defined as a numerical measure of a company's financial performance that excludes or includes amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the statements of income, balance sheets or statements of cash flow of the Company. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of non-GAAP financial measures to the most directly comparable financial measure in the accompanying tables.

The non-GAAP financial measures used within this earnings release are value added revenue, EBITDA, adjusted EBITDA, operating income excluding non-run-rate items, adjusted net income and earnings per diluted share, excluding non-run-rate items and ratios related thereto. Non-run-rate items are items that, while they may recur from period to period, are particularly material to results, impact costs as a result of external market factors and may not recur in future periods if the same level of underlying performance were to occur. These non-GAAP financial measures are presented because management uses this information to monitor and evaluate financial results and trends and believes this information to also be useful for investors.

Forward-Looking Statements

This press release contains statements based on management's current expectations, estimates and projections that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 involving known and unknown risks and uncertainties that may cause actual results, performance or achievements of the Company to be materially different from those expressed or implied. Kaiser Aluminum cautions that such forward-looking statements are not guarantees of future performance or events and involve significant risks and uncertainties and actual events may vary materially from those expressed or implied in the forward-looking statements as a result of various factors. These factors include: (a) material adverse changes in economic or industry conditions generally, including global financial markets; (b) our inability to achieve the level of growth or other benefits anticipated by management, including those anticipated from our acquisitions and other strategic investments; (c) increases in our costs, including the cost of energy, raw materials and freight costs, which we are unable to pass through to our customers; (d) changes in the markets served by the Company, including aerospace, defense, general engineering, automotive, distribution and other markets, including changes impacting the volume, price or mix of products sold by the Company and the Company's ability to flex production consistent with changing demand levels; (e) the Company's ability to lower energy costs, realize manufacturing efficiencies and complete its expansion and organic growth projects, equipment and facility upgrades to improve manufacturing and cost efficiencies and product expansions as planned and by targeted completion dates; (f) unfavorable changes in laws or regulations that impact our operations and results; (g) the outcome of contingencies, including legal proceedings, government investigations and environmental remediation; and (h) other risk factors summarized in the Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 2011 and the Company's Current Report on Form 8-K filed on May 24, 2012. All information in this release is as of the date of the release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company's expectations.

Investor Relations Contact:                    Public Relations Contact:
Melinda C. Ellsworth                         Dave Quast
Kaiser Aluminum Corporation                    FTI Consulting
(949) 614-1757                             (213) 452-6348

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
STATEMENTS OF CONSOLIDATED INCOME (1)

	Quarter Ended		Six Months Ended
	June 30,		June 30,
	2012	2011	2012	2011
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
Net sales	$345.2	$338.8	$710.6	$661.4
Costs and expenses:
Cost of products sold:
Cost of products sold, excluding depreciation and amortization	284.5	300.0	579.5	580.9
Depreciation and amortization	6.6	6.4	12.9	12.7
Selling, administrative, research and development, and general	14.4	18.0	32.3	33.6
Other operating charges (benefits), net	0.1	(0.3)	0.1	(0.3)
Total costs and expenses	305.6	324.1	624.8	626.9
Operating income	39.6	14.7	85.8	34.5
Other (expense) income:
Interest expense	(6.5)	(4.4)	(10.6)	(8.9)
Other income (expense), net	1.1	(3.4)	1.8	(1.7)
Income before income taxes	34.2	6.9	77.0	23.9
Income tax provision	(13.2)	(2.8)	(29.5)	(9.0)
Net income	$21.0	$4.1	$47.5	$14.9
Earnings per common share, Basic:
Net income per share	$1.10	$0.22	$2.49	$0.79
Earnings per common share, Diluted[2]:
Net income per share	$1.09	$0.21	$2.48	$0.78
Weighted-average number of common shares outstanding (in thousands):
Basic	19,137	18,984	19,087	18,962
Diluted[2]	19,200	19,176	19,170	19,164

[1]	Please refer to the Company's Form 10-Q for the quarter ended June 30, 2012, for additional detail regarding the items in the table.

[2]	Diluted shares are calculated using the treasury stock method.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
SELECTED OPERATIONAL AND FINANCIAL INFORMATION (1)
(Unaudited)

	Quarter Ended June 30,		Six Months Ended June 30,
	2012	2011	2012	2011
	(In millions of dollars, except shipments and average sales price)
Shipments (mm lbs)	147.2	145.2	303.9	289.3
Average Realized Third-Party Sales Price (per pound)[2]	$2.34	$2.33	$2.34	$2.29
Net Sales	$345.2	$338.8	$710.6	$661.4

Segment Operating Income (Loss):
Fabricated Products[3]	$45.2	$24.0	$99.2	$51.0
All Other[4]	(5.6)	(9.3)	(13.4)	(16.5)
Total Operating Income	$39.6	$14.7	$85.8	$34.5
Income tax provision	$(13.2)	$(2.8)	$(29.5)	$(9.0)
Net Income	$21.0	$4.1	$47.5	$14.9
Capital Expenditures	$7.9	$7.9	$16.9	$14.1

[1]	Please refer to the Company's Form 10-Q for the quarter ended June 30, 2012, for additional detail regarding the items in the table.

[2]
Average realized prices for our Fabricated Products segment are subject to fluctuations due to changes in product mix as well as underlying primary aluminum prices and are not necessarily indicative of changes in underlying profitability.

[3]
Operating results in the Fabricated Products segment for the quarters and six months ended June 30, 2012 include non-cash last-in, first-out (“LIFO”) inventory benefits of $4.9 million and $7.8 million, respectively. Operating results in the Fabricated Products segment for the quarters and six months ended June 30, 2011 include non-cash LIFO inventory charges of $5.0 million and $19.9 million, respectively.

[4]	Operating results in All Other represent operating expenses in the Corporate business unit.

KAISER ALUMINUM CORPORATION AND SUBSIDIARY COMPANIES
CONSOLIDATED BALANCE SHEETS (1)

	June 30, 2012	December 31, 2011
	(Unaudited)
	(In millions of dollars, except share and per share amounts)
ASSETS
Current assets:
Cash and cash equivalents	$317.8	$49.8
Receivables:
Trade, less allowance for doubtful receivables of $0.9 at June 30, 2012 and December 31, 2011	131.3	98.9
Other	1.9	1.2
Inventories	196.8	205.7
Prepaid expenses and other current assets	74.7	78.9
Total current assets	722.5	434.5
Property, plant, and equipment – net	373.0	367.8
Net asset in respect of VEBA	262.3	144.7
Deferred tax assets – net	156.3	226.9
Intangible assets – net	36.3	37.2
Goodwill	37.2	37.2
Other assets	73.8	72.3
Total	$1,661.4	$1,320.6
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$66.5	$62.2
Accrued salaries, wages, and related expenses	31.3	30.9
Other accrued liabilities	46.3	41.0
Payable to affiliate	18.3	14.4
Long-term debt-current portion	—	1.3
Total current liabilities	162.4	149.8
Net liability in respect of VEBA	20.1	20.6
Long-term liabilities	118.7	126.0
Long-term debt	376.6	151.4
Total liabilities	677.8	447.8
Commitments and contingencies
Stockholders’ equity:
Preferred stock, 5,000,000 shares authorized at both June 30, 2012 and December 31, 2011; no shares were issued and outstanding at June 30, 2012 and December 31, 2011	—	—
Common stock, par value $0.01, 90,000,000 shares authorized at both June 30, 2012 and at December 31, 2011; 19,314,195 shares issued and outstanding at June 30, 2012 and 19,253,185 shares issued and outstanding at December 31, 2011	0.2	0.2
Additional capital	1,015.5	998.4
Retained earnings	122.6	84.4
Common stock owned by Union VEBA subject to transfer restrictions, at reorganization value, none at June 30, 2012 and 2,202,495 shares at December 31, 2011	—	(52.9)
Treasury stock, at cost, 1,724,606 shares at June 30, 2012 and December 31, 2011	(72.3)	(72.3)
Accumulated other comprehensive loss	(82.4)	(85.0)
Total stockholders’ equity	983.6	872.8
Total	$1,661.4	$1,320.6

[1]	Please refer to the Company's Form 10-Q for the quarter ended June 30, 2012 for additional detail regarding the items in the table.

Reconciliation of Non-GAAP Measures - Consolidated
(Unaudited)

	Quarter Ended		Year-to-date
	June 30,		June 30,
	2012	2011	2012	2011
	(In millions of dollars, except share and per share amounts)
GAAP operating income	$39.6	$14.7	$85.8	$34.5
Mark-to-market ('MTM') (losses) gains	(0.1)	(9.5)	3.0	(5.2)
Other operating NRR items[1,2]	0.4	0.3	5.6	(0.9)
Operating income, excluding operating NRR items	39.3	23.9	77.2	40.6
Depreciation and Amortization	6.6	6.4	12.9	12.7
Adjusted EBITDA[3]	$45.9	$30.3	$90.1	$53.3

GAAP net income	$21.0	$4.1	$47.5	$14.9
Operating NRR Items	(0.3)	9.2	(8.6)	6.1
NRR MTM (gains) losses on convertible bond and related call option	(0.7)	3.6	(1.2)	1.9
Tax impact of total NRR Items	0.4	(4.9)	3.6	(3.0)
Net income, excluding total NRR Items (net of tax)	$20.4	$12.0	$41.3	$19.9

Earnings per diluted share (GAAP)	$1.09	$0.21	$2.48	$0.78
Earnings per diluted share, excluding total NRR items	$1.06	$0.63	$2.16	$1.04

[1]	Other operating non-run-rate items in the Fabricated Products segment primarily represent adjustments to plant-level LIFO. Other operating non-run-rate items in All Other primarily represent non-cash net periodic benefit income related to the VEBAs and environmental expense.

2    NRR is an abbreviation for Non-Run-Rate; NRR items are pre-tax.

3    Adjusted EBITDA equals operating income excluding operating non-run-rate items, plus depreciation and amortization.